UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 18, 2017

(Date of Report)

August 30, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

International Trade Center Service Provider Agreements

AmericaTowne, Inc., a Delaware corporation (the “Company”) has entered into a series of International Trade Center Service Provider Agreements and United States Trade Center Service Provider Agreements (the “Trade Center Agreements”, or singularly, the “Trade Center Agreement”). As disclosed in prior filings, the general purpose behind the Trade Center Agreements is for the specific “Service Provider,” defined under the Trade Center Agreement, to support the operations of the Company’s programs in a specific geographical area. As a Service Provider, the party represents to the Company that the individual or his related entity has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

In consideration for the Service Provider entering into the Trade Center Agreement, the parties agree to form a joint venture limited liability company (or similarly structured entity upon consent of the parties) in which the Service Provider would be issued a specific percentage of equity and would deploy its resources in furtherance of an AmericaTowne community in a given geographical area. Each party has agreed to a mutual compensation schedule, which is incorporated into the Trade Center Agreements resulting in a fully integrated and materially definitive agreement. The reader is directed to the exhibits for the full copy of the Trade Center Agreements executed by the Company.

International Trade Center Service Provider Agreement (Ike Djanal Aser)

On October 20, 2017, the Company entered into a Trade Center Agreement with Ike Djanal Aser (“Aser”) for operations of a trade center in Yaounde, Cameroon (the “Aser Agreement”). Prior to execution, Aser was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Aser Agreement, the Aser Agreement terminates on December 31, 2021. The Company retains the option to extend the Aser Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Aser, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Aser a stock award of 25,000 shares of the Company’s restricted stock to be issued on or after the one-year anniversary of the execution of the Aser Agreement. Starting on March 31, 2018, provided Aser has met the agreed upon production schedule, the Company will pay Aser a monthly stipend in an amount to be determined. The Company has also issued a stock option to Aser to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Aser Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Aser has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Aser Service Fee”). The Aser Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing materials to be used by Aser. The Aser Service Fee is to be paid as follows: $2,000 upon execution of the Aser Agreement and monthly payments of $500 a month for sixty months with the first monthly payment due on November 15, 2017. After the sixty monthly payments, Aser will make two monthly payments on the sixty-first and sixty-second month of $11,500.

United States Trade Center Service Provider Agreement (Jane Mugwe)

On October 18, 2017, the Company entered into a Trade Center Agreement with Jane Mugwe for operations in at a location to be determined and approved by the Company (the “Mugwe Agreement”). Prior to execution, Mugwe was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Mugwe Agreement, the Mugwe Agreement terminates on December 31, 2021. The Company retains the option to extend the Mugwe Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Mugwe, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Mugwe a stock award of 25,000 shares of the Company’s restricted stock to be issued by or before October 18, 2018. Starting March 31, 2018, provided Mugwe has met the agreed upon production schedule, a monthly stipend will be paid to Mugwe solely based on the discretion of the Company. The Company has also issued a stock option to Mugwe to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Mugwe Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Mugwe has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Mugwe Service Fee”). The Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing Mugwe Agreement. The Mugwe Service Fee is to be paid as follows: $2,000 upon execution of the Mugwe Agreement and monthly payments of $500 a month for sixty months with the first monthly payment due on December 31, 2017. After the sixty monthly payments, Mugwe will make two monthly payments on the sixty-first and sixty-second month of $11,000.

United States Trade Center Service Provider Agreement (Marie Jeanne Bissou)

On October 20, 2017, the Company entered into a Trade Center Agreement with Marie Jeanne Bissou for operations in at a location to be determined and approved by the Company (the “Bissou Agreement”). Prior to execution, Bissou was not an affiliate or beneficial shareholder of the Company, or vendor or creditor to the Company. Unless terminated early pursuant to Section 1 of the Bissou Agreement, the Bissou Agreement terminates on December 31, 2021. The Company retains the option to extend the Mugwe Agreement to December 7, 2025 provided written notice is given prior to October 31, 2021.

For the services provided by Bissou, the Company retains the option to pay a fee equal to 1% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company’s export program. The Company has granted Bissou a stock award of 25,000 shares of the Company’s restricted stock to be issued by or before October 20, 2018. Starting March 31, 2018, provided Bissou has met the agreed upon production schedule, a monthly stipend of $1,800 will be paid to Bissou solely based on the discretion of the Company. The Company has also issued a stock option to Bissou to purchase 25,000 shares of common stock in the Company at $1.50 per share for each year the Bissou Agreement is in effect for up to five years to be exercised by or before December 31st of the given year.

Bissou has agreed to pay the Company a nonrefundable service fee of $55,000 (the “Bissou Service Fee”). The Bissou Service Fee is paid for deliverables including the formation and registration of the joint venture entity, and the delivery of marketing Bissou Agreement. The Service Fee is to be paid as follows: $2,000 upon execution of the Bissou Agreement and monthly payments of $500 a month for sixty months with the first monthly payment due on December 15, 2017. After the sixty monthly payments, Bissou will make two monthly payments on the sixty-first and sixty-second month of $11,500.

Professional Services Agreement with JS Architecture, PLLC

On October 31, 2017, the Company entered into an Agreement for Professional Services (the “Agreement) with JS Architecture PLLC, a North Carolina professional limited liability company (“JS Architecture”), for planning and architectural services for design of the Company’s headquarters to be located at 1100 Carrington Mill Boulevard, Morrisville, North Carolina (the “JS Architecture Agreement”). The fee under the JS Architecture Agreement is based on a cost-plus model, and is set forth on the Invoice Schedule attached thereto. There is no material relationship between JS Architecture and the Company.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	International Trade Center Service Provider Agreement (Ike Djanal Aser)
10.2	United States Trade Center Service Provider Agreement (Jane Mugwe)
10.3	United States Trade Center Service Provider Agreement (Marie Jeanne Bissou)
10.4	Agreement for Professional Services (JS Architecture PLLC)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: November 6, 2017

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